Exhibit 99.1

100 N. Broadway Ave

Oklahoma City, OK 73102

www.bancfirst.bank

FOR IMMEDIATE RELEASE

Thursday, October 20, 2022

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $55.4 million, or $1.65 diluted earnings per share, for the third quarter of 2022 compared to net income of $38.8 million, or $1.16 diluted earnings per share, for the third quarter of 2021. Net income for the nine months ended September 30, 2022 was $136.0 million, or $4.07 per share, compared to $129.5 million, or $3.88 per share, for the nine months ended September 30, 2021.

The Company’s net interest income for the third quarter of 2022 increased to $100.9 million from $80.2 million for the quarter ended September 30, 2021. Rising short-term interest rates and loan growth contributed to the increase. The net interest margin for the quarter was 3.48% compared to 3.09% a year ago. The margin for the third quarter of 2021 included $10.0 million in PPP fees.

For the third quarter of 2022, the Company recorded a provision for credit losses of $2.9 million compared to $1.5 million for the quarter ended September 30, 2021. The Company remains neutral on the likelihood of a significant economic downturn in Oklahoma and Texas and therefore will maintain current CECL reserves in the near term.

Noninterest income for the quarter totaled $49.3 million up from $39.8 million last year. The increase in noninterest income in 2022 was mostly attributable to $3.4 million in sweep fees and $3.2 million of income from an equity interest received through restructuring a loan. Total noninterest expense for the current quarter was $79.1 million up from $70.2 million for the third quarter last year, primarily due to the Worthington acquisition and salary increases.

The Company’s effective tax rate was 19.0% compared to 19.7% for the third quarter of 2021.

At September 30, 2022, the Company’s total assets were $12.5 billion compared to $9.4 billion at December 31, 2021. Deposits totaled $11.1 billion, an increase of $3.0 billion from December 31, 2021. The balance sheet growth was driven by the return of customer deposits from off-balance sheet sweep accounts and the acquisition of Worthington National Bank. Loans totaled $6.8 billion compared to $6.2 billion at December 31, 2021. Loan growth during 2022, net of acquired loans and PPP loan runoffs, was $461 million, or 7%. Stockholders’ equity was $1.2 billion, an increase of $23.4 million over December 31, 2021.

Asset quality remained strong as nonaccrual loans continued to decline, totaling $12.0 million, representing 0.18% of total loans at September 30, 2022, down from 0.34% at year-end 2021. The allowance for credit losses to total loans was 1.32% at September 30, 2022, down slightly from 1.36% at the end of 2021.

BancFirst Corporation CEO David Harlow commented, “The Company reported a strong quarter at $1.65/share fueled by both margin expansion as a result of continued fed tightening and solid loan growth. Non-Interest income expanded across most all major categories led by the return of sweep fees as interest rates have increased. Asset quality remained superior with YTD net charge offs of 1 bps. We are maintaining an allowance for credit losses consistent with our current view of the anticipated economic slowdown in our region of the country.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 107 banking locations serving 59 communities across Oklahoma, Pegasus Bank, with three banking locations in Dallas, TX and Worthington National Bank with one location in Arlington, Texas, one location in Colleyville, Texas and two Fort Worth, Texas locations. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2022	2022	2022	2021	2021
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$100,947	$86,867	$75,507	$75,898	$80,190
Provision for (benefit from) credit losses	2,863	501	2,936	(224)	1,483
Non-interest income:
Trust revenue	4,125	3,949	3,506	3,336	3,210
Service charges on deposits	22,161	21,618	21,375	22,095	21,706
Securities transactions	966	-	(3,915)	630	150
Income from sales of loans	969	1,256	1,666	1,545	1,594
Insurance commissions	7,498	5,302	7,427	6,075	6,666
Cash management	5,624	4,447	3,131	3,115	3,127
Other	7,988	6,026	10,460	8,897	3,333
Total noninterest income	49,331	42,598	43,650	45,693	39,786

Non-interest expense:
Salaries and employee benefits	47,741	45,284	43,932	42,887	42,267
Occupancy expense, net	4,930	4,734	4,403	4,521	5,086
Depreciation	4,612	4,647	4,775	4,708	4,207
Amortization of intangible assets	880	857	831	759	755
Data processing services	1,876	1,975	1,805	1,663	1,734
Net (income) expense from other real estate owned	2,392	(510)	1,794	2,412	1,810
Marketing and business promotion	1,945	1,591	2,073	2,080	1,796
Deposit insurance	1,202	1,196	1,128	968	846
Other	13,500	13,943	11,771	16,783	11,713
Total noninterest expense	79,078	73,717	72,512	76,781	70,214
Income before income taxes	68,337	55,247	43,709	45,034	48,279
Income tax expense	12,985	10,540	7,794	6,866	9,529
Net income	$55,352	$44,707	$35,915	$38,168	$38,750
Per Common Share Data:
Net income-basic	$1.69	$1.36	$1.10	$1.17	$1.18
Net income-diluted	1.65	1.34	1.08	1.15	1.16
Cash dividends declared	0.40	0.36	0.36	0.36	0.36
Common shares outstanding	32,856,387	32,781,198	32,725,587	32,603,118	32,572,217
Average common shares outstanding -
Basic	32,825,931	32,749,752	32,666,916	32,585,784	32,744,104
Diluted	33,536,558	33,418,482	33,315,333	33,180,680	33,267,955
Performance Ratios:
Return on average assets	1.75%	1.42%	1.22%	1.33%	1.37%
Return on average stockholders’ equity	18.13	15.14	12.33	13.02	13.42
Net interest margin	3.48	3.05	2.78	2.87	3.09
Efficiency ratio	52.62	56.94	60.85	63.15	58.52

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended
	September 30,
	2022	2021
Condensed Income Statements:
Net interest income	$263,321	$239,759
Provision for (benefit from) credit losses	6,300	(8,466)
Non-interest income:
Trust revenue	11,580	9,576
Service charges on deposits	65,154	61,330
Securities transactions	(2,949)	417
Income from sales of loans	3,891	5,737
Insurance commissions	20,227	17,670
Cash management	13,202	9,198
Other	24,474	20,411
Total noninterest income	135,579	124,339

Non-interest expense:
Salaries and employee benefits	136,957	123,836
Occupancy expense, net	14,067	13,962
Depreciation	14,034	12,217
Amortization of intangible assets	2,568	2,357
Data processing services	5,656	5,072
Net expense from other real estate owned	3,676	6,677
Marketing and business promotion	5,609	5,323
Deposit insurance	3,526	2,488
Other	39,214	37,268
Total noninterest expense	225,307	209,200
Income before income taxes	167,293	163,364
Income tax expense	31,319	33,902
Net income	$135,974	$129,462
Per Common Share Data:
Net income-basic	$4.15	$3.95
Net income-diluted	4.07	3.88
Cash dividends declared	1.12	1.04
Common shares outstanding	32,856,387	32,572,217
Average common shares outstanding -
Basic	32,748,116	32,760,015
Diluted	33,429,161	33,358,837
Performance Ratios:
Return on average assets	1.47%	1.61%
Return on average stockholders’ equity	15.24	15.54
Net interest margin	3.11	3.25
Efficiency ratio	56.48	57.46

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2022	2022	2022	2021	2021
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$12,452,378	$12,530,073	$12,624,431	$9,405,612	$11,302,771
Interest-bearing deposits with banks	3,106,279	3,590,311	3,816,532	1,821,203	3,836,809
Debt securities	1,521,645	1,205,894	1,211,668	534,500	529,484
Total loans	6,832,595	6,620,643	6,504,477	6,194,218	6,037,886
Allowance for credit losses	(89,871)	(86,935)	(87,239)	(83,936)	(86,463)
Deposits	11,058,940	11,142,688	11,250,971	8,091,914	9,992,044
Stockholders' equity	1,195,149	1,185,695	1,167,802	1,171,734	1,146,874
Book value per common share	36.37	36.17	35.68	35.94	35.21
Tangible book value per common share (non-GAAP)(1)	30.20	29.90	29.51	30.80	30.04
Balance Sheet Ratios:
Average loans to deposits	59.62%	58.66%	59.72%	60.16%	61.56%
Average earning assets to total assets	91.58	90.89	91.92	92.13	92.13
Average stockholders' equity to average assets	9.63	9.40	9.86	10.19	10.22
Asset Quality Data:
Past due loans	$3,167	$4,771	$6,360	$4,964	$5,186
Nonaccrual loans (5)	11,962	13,712	17,453	20,892	26,607
Restructured loans	2,249	2,174	2,345	3,665	7,073
Total nonperforming and restructured loans	17,378	20,657	26,158	29,521	38,866
Other real estate owned and repossessed assets	39,419	39,209	39,729	39,553	39,060
Total nonperforming and restructured assets	56,797	59,866	65,887	69,074	77,926
Nonaccrual loans to total loans	0.18%	0.21%	0.27%	0.34%	0.44%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	0.18	0.21	0.27	0.34	0.46
Nonperforming and restructured loans to total loans	0.25	0.31	0.40	0.48	0.64
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	0.25	0.31	0.40	0.48	0.67
Nonperforming and restructured assets to total assets	0.46	0.48	0.52	0.73	0.69
Allowance to total loans	1.32	1.31	1.34	1.36	1.43
Allowance to total Non-PPP loans (non-GAAP)(3)	1.32	1.31	1.35	1.37	1.48
Allowance to nonaccrual loans	751.32	634.01	499.83	401.76	324.96
Allowance to nonperforming and restructured loans	517.17	420.84	333.51	284.33	222.46
Net charge-offs to average loans	0.00	0.01	0.00	0.03	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,195,149	$1,185,695	$1,167,802	$1,171,734	$1,146,874
Less goodwill	182,055	183,639	176,563	149,922	149,922
Less intangible assets, net	20,863	21,743	25,456	17,566	18,325
Tangible stockholders’ equity (non-GAAP)	$992,231	$980,313	$965,783	$1,004,246	$978,627
Common shares outstanding	32,856,387	32,781,198	32,725,587	32,603,118	32,572,217
Tangible book value per common share (non-GAAP)	$30.20	$29.90	$29.51	$30.80	$30.04

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,832,595	$6,620,643	$6,504,477	$6,194,218	$6,037,886
Less PPP loans	1,140	3,206	30,605	80,412	201,208
Total Non-PPP loans (non-GAAP)	$6,831,455	$6,617,437	$6,473,872	$6,113,806	$5,836,678

Nonaccrual loans (5)	11,962	13,712	17,453	20,892	26,607
Nonaccrual loans to total Non-PPP loans (non-GAAP)	0.18%	0.21%	0.27%	0.34%	0.46%
Total nonperforming and restructured loans	17,378	20,657	26,158	29,521	38,866

Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	0.25%	0.31%	0.40%	0.48%	0.67%
Allowance for credit losses	(89,871)	(86,935)	(87,239)	(83,936)	(86,463)
Allowance to total Non-PPP loans (non-GAAP)	1.32%	1.31%	1.35%	1.37%	1.48%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4) Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $2.0 million of nonaccrual loans at September 30, 2022.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2022
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,652,613	$87,169	5.20%	$6,527,355	$239,072	4.90%
Debt securities – taxable	1,353,950	6,793	1.99	1,218,092	15,716	1.73
Debt securities – tax exempt	3,539	28	3.09	3,993	89	2.99
Interest bearing deposits with banks and FFS	3,512,242	20,119	2.27	3,582,533	29,482	1.10
Total earning assets	11,522,344	114,109	3.93	11,331,973	284,359	3.35

Nonearning assets:
Cash and due from banks	252,874			271,060
Interest receivable and other assets	892,858			874,379
Allowance for credit losses	(86,955)			(86,545)
Total nonearning assets	1,058,777			1,058,894
Total assets	$12,581,121			$12,390,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$958,008	$442	0.18%	$959,261	$846	0.12%
Savings deposits	4,313,076	10,447	0.96	4,271,070	14,320	0.45
Time deposits	678,549	1,110	0.65	666,190	2,400	0.48
Short-term borrowings	6,979	36	2.05	5,401	49	1.21
Subordinated debt	86,020	1,030	4.75	86,006	3,091	4.81
Total interest bearing liabilities	6,042,632	13,065	0.86	5,987,928	20,706	0.46

Interest free funds:
Noninterest bearing deposits	5,208,591			5,106,094
Interest payable and other liabilities	118,375			104,299
Stockholders’ equity	1,211,523			1,192,546
Total interest free funds	6,538,489			6,402,939
Total liabilities and stockholders’ equity	$12,581,121			$12,390,867
Net interest income		$101,044			$263,653
Net interest spread			3.07%			2.89%
Effect of interest free funds			0.41%			0.22%
Net interest margin			3.48%			3.11%